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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 7, 2000


                                   ElderTrust
                                   ----------
             (Exact name of registrant as specified in its charter)



           Maryland                     001-13807                23-2932973
           --------                     ---------                ----------
(State or other jurisdiction of    (Commission File            (IRS Employer
        incorporation)                  Number)              Identification No.)



      101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348
      --------------------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (610) 925-4200
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)




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Item 5. Other Events.
        -------------

         ElderTrust announced on February 7, 2000 that its annual meeting of shareholders will be held on Tuesday, May 23, 2000 at 10 a.m., local time, at the Company's headquarters located at 101 East State Street, Kennett Square, Pennsylvania 19348. Matters to be considered at the 2000 annual meeting include the election of two trustees. The record date for shareholders entitled to vote at the meeting is March 17, 2000.


         In accordance with the public disclosure provisions of Article II,
Section 13 of ElderTrust's bylaws, written notice of any nominations of trustees by any shareholder for the annual meeting or any business to be brought by any shareholder for the 2000 annual meeting must be delivered to the secretary of ElderTrust at its principal executive offices located at 101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348 not later than March 21, 2000.
Article II, Section 13 of ElderTrust's bylaws further specifies the procedures to be followed and the information required to be furnished by any shareholder to make nominations of trustees or bring business before the annual meeting.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ELDERTRUST
                                            ----------
                                            (Registrant)


                                            /s/ D. Lee McCreary, Jr.
                                            ------------------------------------
                                            D. Lee McCreary, Jr.
                                            President, Chief Executive Officer
                                            and Chief Financial Officer




Date:  February 10, 2000